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                                 CERTIFICATE OF
                              LIMITED PARTNERSHIP
                                       OF
                     Commonwealth Income & Growth Fund III

     This Certificate of Limited Partnership is being executed as of the 17th day of April, 1997, pursuant to the requirements of 15 PA.C.S. ss.8511.

     The undersigned, being the general partner, hereby certifies that:

     1. Name. The name of the partnership is Commonwealth Income & Growth Fund III (the "Partnership").

     2. Registered Office. The Partnership's registered office in the Commonwealth of Pennsylvania is located at 1160 West Swedesford Road, Suite 340, Berwyn, PA 19312.

     3. General Partner. The name and address of the General Partner is:

               Commonwealth Income & Growth Fund, Inc.
               1160 West Swedesford Road, Suite 340
               Berwyn, PA 19312

     4. Certificates. The partners' interests in the Partnership may be evidenced by certificates of partnership interests.

     IN WITNESS WHEREOF, the undersigned has caused this Certificate to be signed as of the day and year first above written.

                                        GENERAL PARTNER:
                                        Commonwealth Income & Growth Fund, Inc.


                                        By: /s/ George S. Springsteen
                                            -----------------------------------
                                            George S. Springsteen
                                            President